UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2008

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 West Old Shakopee Road, Suite 100

Bloomington, Minnesota 55437-3174
(Address of principal executive offices)

(952) 346-4700

 (Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 28, 2008, in connection with the consummation of the Merger (as defined below in Item 2.01), MGI PHARMA, INC., a Minnesota corporation (“MGI PHARMA”), entered into a First Supplemental Indenture, dated as of January 28, 2008, with Wells Fargo Bank, National Association, as trustee (the “Trustee”), which amends and supplements the Indenture, dated as of March 2, 2004, between MGI PHARMA and the Trustee (the “Indenture”), relating to MGI PHARMA’s Senior Subordinated Convertible Notes due 2024 (the “Notes”).  The Supplemental Indenture provides that at and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount at maturity of the Notes into shares of MGI PHARMA common stock shall be changed into the right to receive, upon conversion, $974.33 in cash per $1,000 principal amount at maturity of the Notes.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective as of January 28, 2008, MGI PHARMA was acquired by Eisai Co., Ltd., a corporation organized under the laws of Japan (“Eisai”), pursuant to the Agreement and Plan of Merger, dated as of December 10, 2007  (the “Merger Agreement”), between MGI PHARMA, Eisai and Jaguar Acquisition Corp., a Minnesota corporation and an indirect wholly-owned subsidiary of Eisai (“Purchaser”).  On December 21, 2007, pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of December 21, 2007 (as amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal”), Purchaser commenced a tender offer (the “Offer”) for all of the outstanding shares of MGI PHARMA’s common stock (including the associated rights to purchase shares of Series A Junior Participating Preferred Stock, the “Shares”) for a purchase price of $41.00 per Share in cash, net to the holder thereof, without interest and subject to the applicable withholding of taxes (the “Offer Price”).  Upon the expiration of the subsequent offering period of the Offer at midnight, New York City time, on Friday, January 25, 2008, Purchaser owned or had accepted for payment 76,494,076 Shares, which represent over 93.8% of the then issued and outstanding Shares.  Based on the Offer Price, the value of such Shares purchased by Purchaser during the initial offering period and the subsequent offering period was approximately $3.1 billion.  Payment for such Shares has been or will be made promptly, in accordance with the terms of the Offer.

On January 28, 2008, pursuant to the terms of the Merger Agreement, Purchaser merged with and into MGI PHARMA (the “Merger”), with MGI PHARMA continuing as the surviving corporation and a wholly-owned indirect subsidiary of Eisai (the “Surviving Corporation”).  In the Merger, Shares not purchased in the Offer (other than Shares owned by Eisai and Purchaser (not held on behalf of third parties), Shares owned by any subsidiary of Eisai (other than Purchaser), Purchaser or MGI PHARMA, and the Shares held by shareholders who are entitled to demand, and who have properly demanded, appraisal of such Shares under Minnesota law) were converted into the right to receive the same $41.00 per Share in cash, net to the holder of such Shares, without interest and subject to the applicable withholding of taxes, paid in the Offer (the “Merger Consideration”).  The value of such Shares converted into the right to receive the Merger Consideration was approximately $206.8 million.  Eisai provided Purchaser with the funds to purchase all Shares validly tendered in the Offer and not withdrawn and the funding for the Merger.  Eisai has issued a press release dated January 28, 2008 announcing the completion of the Merger.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated in this report by reference.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by MGI PHARMA as Exhibit 2.1 to the Form 8-K dated December 11, 2007 and is incorporated in this report by reference

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

 The information disclosed in Item 1.01 and the first paragraph under Item 2.01 above is hereby incorporated by reference.

On January 23, 2008, pursuant to the Offer, Purchaser acquired more than 50% of the aggregate voting power of MGI PHARMA’s outstanding capital stock, which constituted a “change of control” under the Indenture.  As a result, under the Indenture, the holders of the Notes have the right to require MGI PHARMA to repurchase all of their Notes (or portions thereof that are integral multiples of $1,000 in principal amount)  by no later than 30 business days after the date of the change of control, at a repurchase price payable in cash and equal to 100% of the Notes’ original issue price, plus any accrued and unpaid interest or accrued original issue discount thereon.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed in the first paragraph under Items 2.01 and 2.04 above is hereby incorporated by reference.

As a result of the Merger, MGI PHARMA no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”).  Accordingly, following the completion of the Merger, at MGI PHARMA’s request, NASDAQ will file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 thereby effecting the delisting of the Shares from NASDAQ. Additionally, MGI PHARMA intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, immediately prior to the Effective Time of the Merger, James O. Armitage, M.D., Andrew J. Ferrara, Edward W. Mehrer, Hugh E. Miller, Dean J. Mitchell, Leon O. Moulder, Jr., David B. Sharrock, Waneta C. Tuttle, Ph.D., and Arthur L. Weaver, M.D., each resigned as a director of MGI PHARMA.  At the time of their resignations, Messrs. Ferrara and Mehrer and Dr. Tuttle sat on the audit and finance committee of the MGI PHARMA Board of Directors (the “Board”); Messrs. Ferrara, Sharrock and Miller and Dr. Weaver sat on the compensation committee of the Board; Messrs. Miller and Sharrock and Dr. Armitage sat on the nominating and governance committee of the Board; and Drs. Armitage, Tuttle and Weaver and Mr. Mitchell sat on the science and technology committee of the Board.

Each resigning director resigned pursuant to the Merger Agreement, and none of the directors of MGI PHARMA resigned from the Board because of any disagreements relating to MGI PHARMA’s operations, policies or practices.

At the Effective Time, the directors of Purchaser immediately prior to the Effective Time, Lonnel Coats, Alexander Scott, and Hajime Shimizu, became the directors of the Surviving Corporation and the officers of MGI PHARMA became the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.  Biographical information regarding Messrs. Coats, Scott and Shimizu has been previously disclosed in the Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder (the “Information Statement”), which was filed by MGI PHARMA with the Securities and Exchange Commission on December 21, 2007 as Annex I to Schedule 14D-9.  The Information Statement is incorporated in this report by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation and the bylaws attached as exhibits to the Merger Agreement became the articles of incorporation and bylaws of the Surviving Corporation.  Such articles of incorporation and bylaws of the Surviving Corporation were adopted in substantially the form as set forth in Exhibit A and Exhibit B, respectively, to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by MGI PHARMA on December 11, 2007 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Eisai Co., Ltd., dated January 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.
Date: January 28, 2008	By:	/s/ Eric P. Loukas
		Name:	Eric P. Loukas
		Title:	Executive Vice President, Chief Operating Officer, General Counsel and Corporate Secretary